UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) Appointment of Officers
On January 23, 2017, the Board of Directors made the following appointments, each effective January 23, 2017: (i) Mark Bruce to Executive Vice President and Chief Operating Officer; (ii) Viki K. Blinderman to Senior Vice President and Principal Financial Officer; (iii) Carl Benjamin Brink to Senior Vice President and Chief Financial Officer; and (iv) Adeola Olaniyan to Principal Accounting Officer.
Mark Bruce, age 49, has served as the Regional Partner - East of the Company since 2010. Mr. Bruce has not entered into any material agreement (and no such agreements have been modified) in connection with his appointment. The Company has previously disclosed Mr. Bruce’s employment agreement attached as Exhibit 10.1, as amended, such amendment attached as Exhibit 10.2 to the Company’s 10-Q for the quarterly period ending March 31, 2013. There are no family relationships among Mr. Bruce and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Bruce that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Viki K. Blinderman, age 47, was appointed as the Secretary of the Company in May of 2015 and Co-Chief Financial Officer in August of 2015. Ms. Blinderman continues to serve as the Company’s Chief Accounting Officer since appointment in September 2012, and had served as the Company’s Principal Accounting Officer. Ms. Blinderman has not entered into any material agreement (and no such agreements have been modified) in connection with her appointment. There are no family relationships among Ms. Blinderman and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Ms. Blinderman that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Carl Benjamin Brink, age 35, was appointed as the Principal Financial Officer of the Company in May of 2015, and Co-Chief Financial Officer of the Company in August of 2015, and has served as the Treasurer of the Company since 2012 and prior to that, from 2009 to 2012, as the Cash Supervisor of the Company. Mr. Brink has not entered into any material agreement (and no such agreements have been modified) in connection with his appointment. There are no family relationships among Mr. Brink and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Brink that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Adeola Olaniyan, age 38, was appointed Controller of the Company in August 2013, and prior to that, served as a consultant to the Company and other clients. Ms. Olaniyan has not entered into any material agreement (and no such agreements have been modified) in connection with her appointment. There are no family relationships among Ms. Olaniyan and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Ms. Olaniyan that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: January 27, 2017	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Chief Accounting Officer and Secretary
(Duly Authorized Officer and Principal Financial Officer)